Exhibit 21

                      SUBSIDIARIES OF BOB EVANS FARMS, INC.
                      -------------------------------------

                                                            State or Other Jurisdiction of
Name                                                        Incorporation or Organization
----                                                        -----------------------------
BEF Holding Co., Inc.                                       Delaware
Bob Evans Farms, Inc.                                       Ohio
Owens Country Sausage, Inc.                                 Texas
Mrs. Giles Country Kitchens, Inc.                           Ohio
Hickory Specialties, Inc.                                   Tennessee
BEF Aviation Co., Inc.                                      Ohio
BEF RE Holding Co., Inc.                                    Delaware
BEF REIT, Inc.                                              Ohio
Bob Evans Restaurants, Inc.                                 Ohio
Bob Evans Restaurants of Michigan, Inc.                     Delaware




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